SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2008

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2008, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) approved amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective September 16, 2008.

Section 2.07(a)(ii) of the Bylaws was amended to expand the disclosure stockholders must provide, under the Company's advance notice bylaw, when making proposals and/or director nominations, to include, among other things, any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares of the Company held or entered into, as the case may be, by the stockholder proponent or the beneficial owner on whose behalf the proposal or director nomination is made.

Section 2.07(b) was amended to clarify that, at a special meeting of stockholders, (i) the ability to nominate persons for election to the Board is subject to the rights, if any, of the holders of Preferred Stock of the Company; and (ii) stockholders can only nominate persons for election to the Board if the Board has first determined that directors shall be elected at that meeting.

Section 2.07(c)(i) was amended to clarify that the determination by the Chairman of the Board and the Chief Executive Officer regarding compliance with the procedures set forth in Section 2.07 includes whether the stockholder complied with his, her or its representation made regarding the solicitation (or non-solicitation, as the case may be) of proxies in support of such stockholder’s nominee or proposal.

Section 2.07(c)(iii) was amended to provide that a stockholder’s submission of a proposal or director nomination in accordance with the requirements of Section 2.07(a)(i)(C) and 2.07(b) (including the advance notice bylaw set forth in Section 2.07(a)(ii)) shall be the exclusive means by which a stockholder may present a proposal or director nomination, other than matters that are properly brought under Rule 14a-8 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and included in the Company’s proxy statement for the relevant meeting; and also to confirm that references in the Company’s advance notice bylaw to the Exchange Act or the rules and regulations promulgated thereunder shall not be construed to limit the application of the advance notice requirements only to stockholder proposals submitted under Rule 14a-8 of the Exchange Act.

Section 2.08 was amended to clarify that the stockholder voting standard set forth in the Bylaws is subject to applicable law as well as to the rules and regulations of any stock exchange or other regulations applicable to the Company.

Section 6.07(b) was amended to clarify that any repeal, modification or amendment of, or adoption of any provision inconsistent with, any bylaw provision relating to indemnification or advancement of expenses will not adversely affect any right of any person under such bylaw provision with respect to any event, act or omission that occurred prior to the repeal, modification, amendment or adoption, regardless of when any related proceeding (as defined in Section 6.07(a)) is first threatened, commenced or completed.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

Exhibit
Number	Description

3	Amended and Restated Bylaws, as amended to date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN STANLEY (Registrant)

By:	/S/ Martin M. Cohen
	Name:	Martin M. Cohen
	Title:	Assistant Secretary and Counsel

Date: September 22, 2008